NL ONE CORPORATION

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

CERT.9999

CERTIFICATE NUMBER

* 9,000,000 *

SHARES

PAR VALUE $0.0001
COMMON STOCK

CUSIP NO. 999999ZZ9

* SPECIMEN *

THIS CERTIFIES THAT

IS THE OWNER OF * NINE MILLION *

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE OF $0.0001 EACH OF

NL ONE CORPORATION

TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

DATED: JANUARY 01, 2009

COUNTERSIGNED AND REGISTERED:
ISLAND STOCK TRANSFER
Transfer Agent

By

Authorized Signature

100 Second Avenue South, Suite 705S, St. Petersburg, FL, 33701
727.289.0010

Diane L. Harder
Diane L. Harder
President/Director

NL ONE CORPORATION
Corporate
Seal
NEVADA

999999 TEST ISSUE REF 1999